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                                                                   EXHIBIT 10.14


                                LETTER AGREEMENT

                              FEBRUARY _____, 2000

As part of the Assignment and Assumption Agreement of the Right to Receive Sheet Music, it is agreed that Sunhawk.com will pay Eller McConney LLC $1,000,000 subject to the receipt and acceptance of a sufficient number of pages of sheet music. Payment of the $1,000,000 is based on the number of pages received and accepted from Music Production International over a period of five years and is to be paid quarterly in arrears with a maximum principal payment of $200,000 per annum. In connection with this agreement, Avtograf, a Russian Joint Stock Company will transfer to Music Production International, a Russian Company, its obligation to provide production services for digital sheet music.


Agreed and Accepted,



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Sunhawk.com Corporation                     Eller McConney LLC